Exhibit 99.1

INTERNATIONAL ASSETS COMPLETES PRIVATE PLACEMENT

March 15, 2004

Altamonte Springs, FL (March 15, 2004) - International Assets Holding Corporation (Nasdaq: IAAC; the “Company”) announced today that it had completed the sale of an additional $3,475,000 in principal amount of its 7% convertible subordinated notes due 2014 (the “Notes”). The Notes are convertible into shares of the Company’s common stock at a conversion price of $5.75 per share, subject to shareholder approval of the conversion rights. The Notes were issued at par.

The Company has now completed the private placement of $12,000,000 of the Notes to 54 investors. The investors included Leucadia National Corporation (NYSE:LUK; “Leucadia”), which purchased $5,000,000 of the Notes. Assuming the conversion of all of the Notes, Leucadia would own approximately 12.8% of the Company’s then outstanding common stock. The Company’s executive officers, directors and their affiliates purchased $1,357,500 of the Notes. These insiders had previously indicated that they intended to purchase up to $1,900,000 of the Notes. The Company limited the purchases by these insiders due to the demand for the Notes.

“This additional capital provides the necessary platform for our continued growth”, said Sean O’Connor, the Company’s Chief Executive Officer.

Catalyst Financial, LLC acted as the lead placement agent in the private placement. “We are very pleased with the caliber and the number of new investors that Catalyst has brought to the Company with this issue”, said Scott Branch, the Company’s President.

The Notes have not been registered under the United States Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold except in transactions which are either registered under the Securities Act and applicable state securities laws, or exempt from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security.

About International Asset Holding Corporation (Nasdaq:IAAC)

The Company and its subsidiaries form a financial services group focused on select international markets. The Company uses its capital and expertise to facilitate wholesale cross-border financial flows through market making and trading of international financial instruments and commodities. The Company’s activities are currently divided into three functional areas —

international equities market-making, international debt capital markets, and commodities/foreign exchange trading. The Company was formed in October 1987 and has three wholly-owned subsidiaries: INTL Trading, Inc., a NASD member broker dealer; INTL Assets, Inc.; and IAHC Bermuda, Ltd. The Company has been publicly traded since 1994. Additional information regarding the Company is available on the Company’s web site at http://www.intlassets.com

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counter-party failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its forward-looking statements are based upon reasonable assumptions regarding its business, future market conditions, there can be no assurances that the Company’s actual results will not differ materially from any results expressed or implied by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any forward-looking statements are not guarantees of future performance.

Contact: Scott Branch

President

International Assets Holding Corp.,

Altamonte Springs, FL 32701

Scott Branch, (888) 345-4685 x 335

Contact: Steven N. Bronson

President

Catalyst Financial LLC

100 Mill Plain Rd.

Danbury, CT. 06811

(203)791-3944